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                                                                   EXHIBIT 10.1d

                             AMENDMENT NO. 2 TO THE

                   SELECTIVE INSURANCE RETIREMENT SAVINGS PLAN

      Selective Insurance Company of America (the "Company") hereby adopts the following amendment to the Selective Insurance Retirement Savings Plan (the "Plan") effective January 1, 1997;

      1. Section 2.31 of the Plan is hereby amended by deleting the last paragraph thereof.

      2. Section 3.7(b) of the Plan is hereby amended by adding the following to the end thereof:

            "Except as set forth in Section 3.7(c)(2)(B), an Employee's period of Service shall be determined by aggregating all individual periods of Service."

      3. Section 4.17(a)(1) of the Plan is hereby deleted in its entirety and replaced with the following:

            "$30,000, as adjusted under Section 415(d) of the Code, or"

      4. Section 4.17(c)(1) of the Plan is hereby amended by adding the following as new subsection (D):

            "(D) Forfeitures."

      5. Section 4.17(d) of the Plan is hereby amended by deleting the first sentence thereof and replacing it with the following:

            "If Annual Additions in excess of the amount allowed under Section 4.17(a) arise as a result of the allocation of forfeitures, a reasonable error in estimating a Member's Compensation, or a reasonable error in determining the amount of elective deferrals a Member can make under Section 415, such additions shall be reduced, to the extent necessary to remove such excess, first under this Plan and then under any other
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            qualified defined contribution plans maintained by the Company or by an Affiliate."

      6. Section 10.1 of the Plan is hereby amended by adding the phrase "or would cause the elimination of an optional form of benefit to which the Member is entitled as a result of service prior to the amendment except as permitted under Section 411(d)(6) of the Code" after the phrase "or would cause a reduction in the amount theretofore credited to any Member."

      7. Section 12.2 of the Plan is hereby amended by adding the following to the end thereof:

            "Notwithstanding the foregoing, with respect to an Leased Employee who becomes an Employee, all hours of service as a Leased Employee shall be treated as Hours of Service as an Employee for purposes of vesting under the Plan."

      8. Section 12.3(b)(1) of the Plan is hereby deleted in its entirety and replaced with the following:

            "the present value of the accrued benefits for Key Employees under all defined benefit plans included in such group shall be determined under the method, if any, that uniformly applies for accrual purposes under all defined benefit plans maintained by the Company, or if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of Section 411(b)(1)(C) of the Code.
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                                   RESOLUTION

                     SELECTIVE INSURANCE COMPANY OF AMERICA

      WHEREAS, Selective Insurance Company of America (the "Company") maintains the Selective Insurance Retirement Savings Plan (the "Plan") for the benefit of its employees; and

      WHEREAS, pursuant to Section 10.1 of the Plan, the Company has reserved the right to amend the Plan; and

      WHEREAS, in connection with the Company's request for a determination that the Plan remains qualified upon its restatement under Section 401(a) of the Internal Revenue Code of 1986, as amended, the Company wishes to amend the Plan to make certain changes requested by the Internal Revenue Service;

      NOW THEREFORE, be it

      RESOLVED, that the Board of Directors hereby approves and adopts amendment No. 2 to the Plan in substantially the form attached hereto; and be it

      FURTHER RESOLVED, that the Board of Directors hereby authorizes and directs the appropriate officers of the Company to take any action necessary to implement the foregoing resolution.